Exhibit 10.2
GUARANTY OF RECOURSE OBLIGATIONS
This GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”), dated as of February 10, 2022, made by Franklin BSP Realty Trust, Inc., a Maryland corporation (Guarantor”), in favor of CUSTOMERS BANK (together with its successors and assigns, “Lender”).
RECITALS
WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of the date hereof, between BSPRT OLIVER FINANCE, LLC, a Delaware limited liability company (“Borrower”), and Lender (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”; all capitalized terms used herein and not defined herein shall have the respective meanings given such terms in the Loan Agreement), Lender has agreed to make a loan (the “Loan”) to Borrower in the maximum aggregate principal amount of Twenty-Eight Million Five Hundred Thousand and No/100 Dollars ($28,500,000.00), subject to the terms and conditions of the Loan Agreement.
WHEREAS, the Loan is secured by a pledge of that certain loan (the “Collaterally Assigned Loan”) made by Borrower (as successor to Underlying Initial Lender) to The Oliver LLC, a North Carolina limited liability company (“Fee Owner”), which Collaterally Assigned Loan is secured by, among other things, the Collaterally Assigned Mortgage encumbering the Mortgaged Property and is further evidenced, secured or governed by the Collaterally Assigned Loan Documents;
WHEREAS, as a condition to Lender making the Loan to Borrower, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty; and
WHEREAS, Guarantor hereby acknowledges that it owns direct or indirect ownership interests in Borrower and, accordingly, Guarantor will benefit from Lender making the Loan to Borrower.
NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan to Borrower pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees, covenants, represents, and warrants to Lender as follows:
1.Guaranty.
(a)Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender, as a primary obligor, and its successors and assigns, the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable. As used herein, the term “Guaranteed Obligations” means:
(i)any and all Damages incurred by Lender resulting from or arising out of any of the following:
(1)the misappropriation, misapplication or conversion by any Related Party of any funds in violation of the Loan Documents, including, without limitation, (A) any payments made by Fee Owner of any nature whatsoever pursuant to the Collaterally Assigned Loan Documents (or sums specifically allocated for payment and held in any Collaterally Assigned Reserve Accounts), (B) any insurance proceeds or other settlement payment relative to any insured damage or destruction to the Mortgaged Property or any portion thereof, (C) any awards or other amounts received in connection with the condemnation or eminent domain proceeding of all or a portion of the Mortgaged Property (or any settlement paid in lieu of any such action being taken), or (D) any rents or other gross revenue of any nature whatsoever from the Mortgaged Property or any portion thereof (including, without limitation, any security deposits, other refundable deposits, or sums paid attributable to the termination of any lease or other circumstance), or the sale, leasing or operation thereof, to the extent such amounts were paid by Fee Owner to any Related Party;
(2)the failure of Borrower to be, and at all times to have been, a Single-Purpose Entity (for the avoidance of doubt, the recourse described in this clause shall not preclude recourse for a substantive consolidation described below);
(3)there is any failure to service any Collateral in accordance with the Accepted Servicing Practices that subjects the Lender to liability or, otherwise permits Fee Owner and/or Underlying Guarantors actual defenses to enforcement that would not have been available to Fee Owner and/or Underlying Guarantors absent such failure;
(4)there is any grant of an unauthorized Lien on any Collateral or any part thereof in violation of the Loan Documents;
(5)the collection or enforcement of the Loan or preservation of Lender’s rights under the Loan Documents, including any costs incurred by Lender arising from or relating to the filing of a petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law by or against Borrower or Guarantor;
(6)Borrower’s breach of its obligations under Section 4.01(d) of the Loan Agreement;
(7)the failure of Borrower to (A) promptly provide copies of material notices received relative to the Collaterally Assigned Loan or Collaterally Assigned Loan Documents to Lender or (B) promptly deliver items of collateral as required in Sections 10.03(c) and (d) of the Loan Agreement;
(8)the failure of Borrower to (A) obtain Lender’s prior written consent prior to providing any consent, approval or waiver to Fee Owner under the Collaterally Assigned Loan Documents as required by the Loan Agreement or (B) comply with Section 10.02(a) of the Loan Agreement; or
(9)[Intentionally omitted].
(ii)the full amount of all liabilities and the timely satisfaction of all obligations of Borrower under the Loan Documents (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding)

irrespective of whether such obligations are direct or indirect, absolute or contingent, matured or unmatured in the event that any of the following circumstances should occur:
(1)a Transfer other than a Permitted Transfer;
(2)any voluntary petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law is filed by, consented to, or acquiesced in by, Borrower or Guarantor;
(3)any Related Party shall have joined, consented to, or colluded with other creditors in, or shall have otherwise acquiesced in, the filing of an involuntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law filing with respect to Borrower or Guarantor or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Guarantor from any Person;
(4)except to the extent consented to in writing by Lender, any Related Party files, or joins in the filing of, or colludes to cause a filing of, an involuntary petition against Fee Owner or any of the Underlying Guarantors under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law or solicits or causes to be solicited petitioning creditors for any involuntary petition against Fee Owner or any of the Underlying Guarantors from any Person;
(5)any Related Party consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower, Fee Owner, or any portion of the Mortgaged Property or the Collateral;
(6)Borrower or Guarantor makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;
(7)Borrower fails to be, and to at all times have been, a Single-Purpose Entity, which failure results in a substantive consolidation of Borrower, on the one hand, with any Affiliate, on the other hand, in a bankruptcy or similar proceeding;
(8)the occurrence of any breach of Section 10.02(c) of the Loan Agreement;
(9)any voluntary incurrence of Indebtedness by Borrower to the extent it constitutes an Event of Default under the Loan Documents including, without limitation, any subordinate financing which encumbers all or a portion of the Collateral;
(10)any Related Party, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender or in connection with the Loan Documents, (A) seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, (B) asserts in a pleading filed in connection with the judicial proceeding any defense against Lender or any right in connection with any security for the Loan, or (C) delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the due exercise by Lender of any such enforcement action, right or remedy, in each case which is frivolous, brought in bad faith, without merit (in the case of the defense) or unwarranted (in the case of the request of judicial intervention or injunctive or other equitable relief);
(11)there is a foreclosure of the Mortgaged Property, the acceptance of a deed-in-lieu of foreclosure of the Mortgaged Property, a foreclosure of the Collaterally Assigned Membership Pledge or the acceptance of an assignment in lieu of foreclosure with respect to the equity interests in Fee Owner, and, in any such case, Borrower fails to satisfy the Conversion Conditions as set forth in the Loan Documents;
(12)the discharge, termination, cancellation, release or assignment, in whole or in part, of, the Collaterally Assigned Mortgage or any other Collaterally Assigned Loan Document, in each case without obtaining Lender’s prior written consent thereto;
(13)any fraud, intentional misrepresentation, gross negligence, or willful misconduct by Borrower, Guarantor or any of their respective Affiliates with respect to or in connection with the Loan; or
(14)any criminal acts that result in seizure or forfeiture of the Collateral by or at the instruction of Borrower, Guarantor or any of their respective Affiliates.
(b)All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.
(c)Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including attorneys’ fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to Lender’s declaring the principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable.
(d)Guarantor agrees that no portion of any sums applied, from time to time, in reduction of the Loan shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Loan has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Loan to be deemed satisfied.
(e)Notwithstanding anything to the contrary in any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents.

2.Definitions.
(a)The term “Cash” shall mean money, currency or a credit balance in any demand or deposit account, other than an account evidenced by a negotiable certificate of deposit.
(b)The term “Cash Equivalents” shall mean the fair market value of unrestricted and unencumbered assets in the form of any of the following:  (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, has one of the two highest ratings obtainable from any two (2) of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) (or, if at any time no two of the foregoing shall be rating such obligations, then from such other rating agency as may be acceptable to Lender) and is not listed for possible downgrade in any publication of any of the foregoing rating agencies; (iii) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than One Billion and No/100 Dollars ($1,000,000,000.00), which commercial bank has a rating of at least either AA or such comparable rating from S&P or Moody’s, respectively; (iv) money market funds having assets under management in excess of Two Billion and No/100 Dollars ($2,000,000,000.00); and/or (vi) any unrestricted stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “security” under the Securities Act of 1933, as amended, which are freely tradable on any nationally recognized securities exchange and are not otherwise encumbered by Guarantor.
(c)The term “Damages” shall mean any and all losses, claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, demands, causes of action, damages, fines, penalties, charges, fees, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses), judgments, awards and amounts paid in settlement of whatever kind or nature (including, without limitation, court costs, reasonable attorneys’ fees and expenses and other costs of defense).
(d)The term “GAAP” shall mean generally accepted accounting principles in the United States of America, consistently applied.
(e)The term “Liquid Assets” shall mean assets in the form of Cash and Cash Equivalents and Qualified Unfunded Capital Commitments.
(f)The term “Net Worth” shall mean, as of a given date, (x) the total assets of Guarantor as of such date (but without duplication) all amounts that would be included under capital, preferred equity or preferred stock, or shareholders’ equity (or any like caption) of Guarantor and its consolidated Subsidiaries in accordance with GAAP, but exclusive of Guarantor’s interest in the Collaterally Assigned Loan and/or the Mortgaged Property) less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.
(g) [Intentionally omitted].
(h)The term “Related Parties” or “Related Party” shall mean Borrower, Guarantor, any Affiliate of either, or any of their respective principals, officers, general partners, members or any agent or employee of any such Person including duly authorized property management personnel.

3.Representations and Warranties. Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):
(a)Organization, Etc. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Guarantor (i) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (ii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (iii) has full power and authority to execute, deliver and perform its obligations under this Guaranty. Guarantor has delivered to Lender true and correct certified copies of its organizational documents, together with all amendments thereto.
(b)Authorization, Compliance, Etc. The execution and delivery of, and the performance by Guarantor of its obligations under, this Guaranty (i) are within Guarantor’s powers, (ii) have been duly authorized by all requisite action, (iii) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (iv) do not violate any indenture, agreement, document or instrument to which Guarantor is a party, or by which it or any of its properties is bound or to which it is subject, and (v) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Loan Document, result in the creation or imposition of any Lien upon any of the property or assets of Guarantor pursuant to, any such indenture, agreement, document or instrument. Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the transactions contemplated herein and the execution, delivery or performance of this Guaranty.
(c)Execution. This Guaranty has been duly executed and delivered by Guarantor.
(d)Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
(e)No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty does not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of, any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under any other guaranty or agreement which it has provided to Lender.
(f)No Litigation. There are no actions, suits or proceedings at law or in equity, pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental

Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.
(g)No Judgments; No Acts of Insolvency. There are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Guarantor.
(h)Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.
(i)Tax Returns. Guarantor has filed all required federal, state and local tax returns (taking into account any extensions of time to file) and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes.
(j)ERISA. Neither Guarantor nor any ERISA Affiliate (i) sponsors or maintains any Plans or (ii) makes any contributions to or has any liabilities or obligations (direct or contingent) with respect to any Plans. Guarantor does not, and would not be deemed to, hold Plan Assets, and the consummation of the transactions contemplated by this Guaranty will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under any other federal, state or local laws, rules or regulations that could reasonably be expected to subject Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code, Section 501(i) of ERISA or substantially similar provisions under any other federal, state or local laws, rules or regulations.
(k)Federal Trade Embargoes. Guarantor is in compliance with all Federal Trade Embargos in all material respects. No Embargoed Person owns any direct or indirect equity interest in Guarantor. The representation set forth in the preceding sentence is limited to (i) Guarantor’s best knowledge with respect to such beneficial interest, and (ii) only such interest holders that own five percent (5%) or greater of the beneficial interest (directly or indirectly) in Guarantor or Control Guarantor. Guarantor covenants and agrees that in the event Guarantor receives any notice that Guarantor (or any of the beneficial owners, affiliates or participants at any time owning five percent (5%) or more of the beneficial interests in Guarantor or which Control Guarantor) or any Person that has an interest in the Collateral is designated as an Embargoed Person, Guarantor shall immediately notify Lender in writing.
4.Unconditional Character of Obligations of Guarantor.
(a)The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or

Guarantor under this Guaranty, or any setoff or counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Collateral or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Collateral) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).
(b)The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:
(i)any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Collaterally Assigned Loan or any part thereof, Guarantor or any other Person;
(ii)any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;
(iii)the sale, transfer or conveyance of the Collaterally Assigned Loan or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collaterally Assigned Loan or any part thereof and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Collaterally Assigned Loan or any interest therein;
(iv)the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Collaterally Assigned Loan or any interest therein by foreclosure;
(v)the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;
(vi)the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof; or
(vii)Lender’s failure to record or file (or the imperfect recording or filing) UCC Financing Statements or any other failure of Lender to perfect any security interest in the Loan.
(c)Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.
(e)No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document is modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.
(f)Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion without impairing or otherwise affecting the other rights and remedies of Lender under this Guaranty or any other Loan Documents or as may be permitted by law or in equity and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.
(g)No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.
(h)At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.
(i)Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.
(j)In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Collaterally Assigned Loan or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until the Loan has been indefeasibly paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all of the Loan. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender.
(k)Guarantor hereby waives the pleading of any statute of limitations as a defense to its obligations and liabilities under this Guaranty.
(l)Guarantor’s obligations hereunder shall survive a foreclosure, assignment-in-lieu of foreclosure or similar proceeding involving the Collateral and the exercise by Lender of any of all of its remedies pursuant to the Loan Documents.
5.Covenants.
(a)Until all of the Guaranteed Obligations have been indefeasibly paid in full and at all times while the Loan is in effect, Guarantor (i) shall maintain a Net Worth of not less than Fifty Million and No/100 Dollars ($50,000,000.00), and (ii) shall maintain Liquid Assets of not less than Ten Million and No/100 Dollars ($10,000,000.00).
(b)[Intentionally omitted].
(c)Guarantor shall (i) within one hundred (100) days following the end of each calendar year, deliver to Lender a complete copy of Guarantor’s annual financial statements audited by Ernst & Young LLP or another independent certified public accountant reasonably acceptable to Lender prepared in accordance with GAAP, including statements of income and expense and cash flow and a balance sheet for Guarantor, together with an accountant’s certificate in respect of Guarantor (it being agreed that the furnishing of Guarantor’s annual report on Form 10-K for each such fiscal year as filed with the Securities Exchange Commission within the time periods specified above will satisfy the obligation under this Section 5(c) with respect to such fiscal year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit) (A) setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar year and based on such annual financial statements, and (B) certifying that such annual financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Guarantor, (ii) no later than forty-five (45) days following March 31, June 30, September 30, and December 31 of each year during the term of the Loan during the continuance of a Collaterally Assigned Loan Default, deliver to Lender an accountant’s certificate in respect of Guarantor setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets as of such date, and (iii) within thirty (30) days after request by Lender, deliver such other financial information with respect to Guarantor as Lender may reasonably request. Notwithstanding the foregoing, the parties hereby agree that the delivery of materials pursuant to this Section 5(c) hereof are identical to the obligations of the Guarantor under Section 5(c) of that certain Guaranty of Funding Obligations (the “Funding Guaranty”) dated as of the date hereof and that the Guarantor shall not be required to provide duplicate copies of materials provided under this Section 5(c) and Section 5(c) thereunder so long as the Funding Guaranty remains outstanding.

6.Right of Set Off. Upon the occurrence of any Event of Default, Guarantor hereby irrevocably authorizes Lender at any time and from time to time without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender to or for the credit or the account of Guarantor, or any part thereof in such amounts as Lender may elect, against and on account of the obligations and liabilities of Guarantor to Lender hereunder, whether or not Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Lender shall notify Guarantor promptly of any such set-off and the application made by Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.
7.Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.
8.Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns (including, without limitation, Guarantor’s estate, executors, administrators, legal representatives, nominees, heirs and beneficiaries) and shall inure to the benefit of Lender, its participants and co-lenders in the Loan, if any, and each of their respective successors and assigns. Lender shall have the right to assign or transfer its rights under this Guaranty and share information hereunder in connection with any assignment of the Loan and the Loan Documents. Any assignee, transferee or participant of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender (which consent may be granted or denied in Lender’s sole and absolute discretion), and any attempted assignment or transfer without such consent shall be null and void.
9.APPLICABLE LAW AND CONSENT TO JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK PURSUANT TO §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. GUARANTOR IRREVOCABLY (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN A COURT OF RECORD IN THE CITY AND COUNTY OF NEW YORK OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED HOWEVER, ANY SUIT, ACTION OR PROCEEDING BROUGHT BY GUARANTOR RELATING TO THIS GUARANTY SHALL BE BROUGHT IN SUCH FEDERAL OR STATE COURTS OF NEW YORK, (B) CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY SERVICE OF COPIES OF SUCH PROCESS TO GUARANTOR AT ITS ADDRESS PROVIDED IN SECTION 14 HEREOF. NOTHING IN THIS SECTION 9, HOWEVER, SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.
10.Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.
11.Severability and Interpretation. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. Guarantor also agrees that this Guaranty shall be interpreted and construed without regard to which party prepared the document and rejects any rule of construction requiring construction against the drafter. Moreover, Guarantor also acknowledges that it has had the opportunity to review and negotiate this Guaranty with the assistance of counsel of its choosing before executing and delivering this Guaranty. The provisions of this Guaranty are intended to benefit Lender and Lender’s interests ensuring timely payment and performance of obligations owed to Lender under the Loan Documents, and thus, Guarantor agrees and intends that, in case of doubt, the provisions of this Guaranty shall be interpreted consistent with the best interests of Lender.
12.WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF TRIAL BY JURY BY GUARANTOR.
13.Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under any other guaranties or indemnity agreements, pursuant to which Guarantor has guaranteed, or indemnified Lender in respect of, payment and performance of certain other obligations of Borrower described therein.
14.Notices. All notices, demands, requests, consents, approvals or other communications (collectively called “Notices”) required or permitted to be given hereunder to Lender or Guarantor or which are given to Lender or Guarantor with respect to this Guaranty shall be in writing and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, by nationally recognized overnight courier or by email, addressed as set forth below, or personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.
If to Lender, to:
Customers Bank

101 Park Avenue, Suite 1101
New York, New York 10178
Attention: Rodrigo Da Silva

with a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: James P. Godman, Esq.

If to Guarantor, to:
Franklin BSP Realty Trust, Inc.
1345 Avenue of the Americas, Suite 32A
New York, NY 10105
Attention: Micah Goodman, Esq.
Email: m.goodman@benefitstreetpartners.com

with a copy to:
Nelson Mullins Riley & Scarborough LLP
One Financial Center, Suite 3500
Boston, MA 02111
Attention: Jim Bartling
Telephone: (617) 217-4692
E-mail: jim.bartling@nelsonmullins.com

Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by mail or nationally recognized overnight courier, (iii) in the case of email, upon delivery such email; provided, however, that such email notice was also delivered by one of the means set forth in (i) or (ii) above (which may arrive after such email) or (iv) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.
15.Guarantor’s Receipt of Loan Documents. Guarantor by its execution hereof acknowledges receipt of true, correct and complete copies of all of the Loan Documents.
16.Interest; Expenses.
(a)If Guarantor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time; provided that where a particular Guaranteed Obligation is payable as a result of an Event of Default, no interest shall be payable under this Section 16 on the principal amount of the Loan to the extent that interest at the Default Rate is then accruing on the principal amount of the Loan under the terms of the Loan Agreement.
(b)Guarantor hereby agrees to pay all costs, charges and expenses, including attorneys’ fees and disbursements, which may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

17.[Intentionally omitted].
18.Specific Limitation on Guaranty and Indemnity Obligations. Guarantor and Lender hereby confirm that it is the intention of Guarantor and Lender that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance (a “Fraudulent Conveyance”) under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the “Bankruptcy Laws”). To give effect to the foregoing intention of Guarantor and Lender, each of such parties hereby irrevocably agrees that the Guaranteed Obligations shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of Guarantor that are relevant under such Bankruptcy Laws, result in the Guaranteed Obligations not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Guaranty.
19.Further Assurances. Guarantor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now, or hereafter, intended to be created under this Guaranty, to protect and further the validity and enforceability of this Guaranty or otherwise carry out the purposes of this Guaranty.
20.Counterclaims and Other Actions. Guarantor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender in connection with this Guaranty, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Guaranty and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding; provided, however, that nothing contained herein shall, or shall be deemed or construed to, alter or limit or otherwise affect any right of Guarantor to bring a separate suit, action or proceeding on or with respect to this Guaranty.
21.Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty, and any and all signed certificates and other documents delivered hereunder or in connection herewith, may be transmitted and/or signed by facsimile or e-mail transmission (e.g. “.pdf” or “.tif”). The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all parties to this Guaranty. Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or e-mail document or signature.
22.CPLR § 3213. Guarantor acknowledges and agrees that this Guaranty is, and is intended to be, an instrument for the payment of money only, as such phrase is used in § 3213 of the New York Civil Practice Law and Rules, and Guarantor has been fully advised by its counsel of Lender’s rights and remedies pursuant to said § 3213.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.
GUARANTOR:
FRANKLIN BSP REALTY TRUST, INC., a Maryland corporation

By: /s/: Micah Goodman
Name: Micah Goodman
Title: Authorized Signatory

Signature Page to Guaranty of Recourse Obligations